As filed with the Securities and Exchange Commission on May 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Edwards Group Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Manor Royal
Crawley
West Sussex
United Kingdom	RH10 9LW
(Address of Principal Executive Offices)	(Zip Code)

Edwards Group Limited 2012 Equity Incentive Plan

(Full Title of the Plan)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885, Newark, Delaware 19715

(Name and Address of Agent For Service)

(302) 738-6680

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Alexander D. Lynch, Esq.

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary shares(3), par value £0.002 per share	6,483,051 shares	$8.00	$51,864,408	$5,944

(1)                                  The securities to be registered are issuable under the Edwards Group Limited 2012 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

(3)                                  These shares may be represented by the Registrant’s American depositary shares, each of which represents one ordinary share. American depositary shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-180263).

EXPLANATORY NOTE

This Registration Statement registers ordinary shares, par value £0.002 per share (“Ordinary Shares”), of Edwards Group Limited (the “Registrant”) that may be issued and sold under the Edwards Group Limited 2012 Equity Incentive Plan (the “Plan”).

PART I

SECTION 10(a) PROSPECTUS

Item 1.                                                           Plan Information.*

Item 2.                                                           Registration Information and Employee Plan Annual Information.*

* The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

•                  The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-180262), as amended, in which there is set forth the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

•                  The description of the Registrant’s Ordinary Shares and American depositary shares set forth under the headings “Description of Share Capital” and “Description of American Depositary Shares,” respectively, in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-180262), as amended, and which is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on May 9, 2012, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

Certain of the Registrant’s Reports on Form 6-K (to the extent designated therein), and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                           Description of Securities.

Not applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

None.

Item 6.                                                           Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our current and former officers and directors out of our assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Our amended and restated memorandum and articles of association provide:

“Subject to the provisions of, and so far as may be permitted by and consistent with, the Act and subject to the consent of the Lead Investors, every Director and officer of the Company shall be indemnified by the Company out of its own funds against (a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company other than any liability to the Company or any associated company and other than in the case of actual fraud or wilful default, and (b) any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office. Where a Director or officer is indemnified against any liability in accordance with this Article, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto. With effect from and as a term of his appointment, each Investor Director shall have the benefit of, and shall be entitled to rely on, the Indemnity contained in this Article.”

We have entered into indemnification agreements with each of our directors and some of our executive officers.

Item 7.                                                           Exemption from Registration Claimed.

Not applicable.

Item 8.                                                           Exhibits.

Exhibit No.	Description

4.1	Edwards Group Limited 2012 Equity Incentive Plan.

5.1	Opinion of Maples and Calder.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Maples and Calder (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.                                                           Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)             to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milwaukee, Wisconsin, on May 10, 2012.

EDWARDS GROUP LIMITED

By:	/s/ Matthew Taylor
Name:	Matthew Taylor
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Matthew Taylor and David Smith, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 10, 2012.

Signature	Title

/s/ Matthew Taylor
Matthew Taylor	Chief Executive Officer and Director
(Principal Executive Officer)
/s/ David Smith
David Smith	Chief Financial Officer and Director
(Principal Financial Officer)
/s/ Finbarr Crowley
Finbarr Crowley	Chief Accounting Officer

/s/ Nick Rose
Nick Rose	Chairman and Director

/s/ Greg Brenneman
Greg Brenneman	Director

/s/ Jim Gentilcore
Jim Gentilcore	Director

/s/ John Lewis
John Lewis	Director

/s/ Sir Kevin Smith
Sir Kevin Smith	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Edwards Group Limited in the City of Newark, Delaware on 10, 2012.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Edwards Group Limited 2012 Equity Incentive Plan.

5.1	Opinion of Maples and Calder.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Maples and Calder (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page).